UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

ORION GROUP HOLDINGS, INC.
*f/k/a Orion Marine Group, Inc.*
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.07 Submission of Matters to a Vote of Security Holders

SIGNATURES

Item 5.07    Submission of Matters to a Vote of Security Holders

At the Company's Annual Meeting on May 19, 2016, 25,714,898 of the 27,303,868 shares outstanding and entitled to vote were represented on person or by proxy at the Annual Meeting and constituted a quorum. At the meeting, the stockholders voted as indicated below on the following proposals:

1.    Re-election of two Class III directors, each to serve a three-year term of office and until his successor is duly elected and qualified expiring at the 2019 Annual Meeting of Stockholders.

Nominee	Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
Austin J. Shanfelter	23,193,234	652,540	11,080	1,858,044
Gene G. Stoever	22,216,114	1,629,660	11,080	1,858,044

The nominees were re-elected as Class III directors of Orion Marine Group, Inc.

2.    Approval of a non-binding advisory proposal for compensation of named executive officers ("say-on-pay" vote) as disclosed in the 2016 proxy statement.

Votes cast For	Votes cast Against	Abstentions	Broker Non-Votes
23,730,526	107,260	19,068	1,858,044

The shareholders approved Proposal 2.

3.    Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting for 2016.

Votes cast For	Votes cast Against	Abstentions
25,316,254	383,744	14,900

The shareholders approved Proposal 3.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Group Holdings, Inc.
Dated: May 24, 2016	By:	/s/ Christopher J. DeAlmeida
Vice President & Chief Financial Officer